Exhibit 10.11

SPACE ABOVE THIS LINE FOR RECORDER'S USE

OIL, GAS AND MINERAL LEASE

THIS LEASE AND AGREEMENT, made and entered into this 26th day of October.2004, by and between the undersigned several owners, Bradley Minerals, Inc., a California corporation, hereinafter called "Lessor" and Trio Petroleum, Inc. a California corporation,hereinafter called "Lessee";

WITNESSETH: That Lessor, for and in consideration of the sum of One Dollar ($1.00), in hand paid, receipt of which is hereby acknowledged, and of the covenants and agreements hereinafter contained on the part of Lessee to be kept and performed, does hereby lease, let and demise unto Lessee the lands hereinafter described (herein sometimes called the "Leased Land") for the purposes and with the exclusive right of prospecting, exploring, mining, drilling and operating the Leased Land for oil, gas, other hydrocarbons, and associated substances, which may be produced through wells on the Leased Land, (hereinafter collectively called "Substances") and producing, taking, treating, storing, removing and disposing of such Substances from the Leased Land, together with the right to construct, erect, maintain, operate, use, repair, replace and remove pipelines, telephone, telegraph and power lines, tanks, machinery, appliances, buildings and other structures useful, necessary or proper for carrying on its operations on the Leased Land, and rights of way for roads and passage over, upon and across and ingress and egress to and from the Leased Land for any or all of the above-mentioned purposes. Lessor shall have the right to occupy and use the Leased Land in any manner and to the extent not inconsistent with Lessee's rights or in interference with Lessee's operations hereunder. The land hereby leased is situated in the County of Monterey, State of California, and is described as follows:

> All that certain property more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference.

together with such rights as Lessor may have in any roads, streets, alleys, waterways, canals, sloughs, levees, ditches, easements and rights of way upon, within or adjoining the above described property and containing 160 acres more or less.

TO HAVE AND TO HOLD the same for a term of three (3) years from and after the date hereof (hereinafter referred to as the "Primary Term"), and so long thereafter as oil, gas, hydrocarbons, or other substances are produced therefrom in quantities deemed paying by Lessee; or so long thereafter as Lessee shall, in good faith and with the degree of diligence hereinafter specified, conduct drilling (including without limitation, deepening, repairing, redrilling and reworking) operations on the Leased Land or be excused therefrom as in this Lease provided, and should production result from such operations, this Lease shall remain in full force and effect so long as oil, gas, hydrocarbons, or other Substances shall be produced therefrom.

In consideration of the premises, the parties hereby mutually agree as follows:

1. Lessee has paid to Lessor an advance rental in full hereunder for a period of one (1) year from the date hereof. This lease shall terminate as to all rights and obligations created hereby unless Lessee shall make or tender the rental payments hereinafter provided for or shall within said period commence drilling operations for a well for oil and gas on the Leased Land and prosecute the drilling of such well with reasonable diligence until oil or gas or another of said Substances has been discovered on the Leased Land in quantities deemed paying by Lessee or until Lessee determines that further drilling would be unprofitable or impractical in which event Lessee may abandon such well. In the event Lessee shall not have commenced such drilling operations on the Leased Land within the period for which an advance rental has been paid, this Lease shall terminate unless Lessee shall, on or before the expiration of such period, pay or tender to Lessor the sum of Thirty Dollars ($30.00) per acre which payment or tender shall operate as rental and as consideration for deferring the commencement of drilling operations for a period of one (1) year from the expiration of that period for which an advance rental has been paid. In like manner and upon like payments or tenders, the commencement of drilling operations may be further deferred for like periods successively but not beyond the Primary Term hereof.

2. The payments or tenders required to be made by Lessee hereunder may be made by its check issued and made payable as hereinafter provided and mailed or delivered on or before the rental paying date. The mailing of rentals on or before the rental paying date shall be deemed a timely tender thereof and shall preclude termination of this lease on such grounds. All persons entitled to participate or share in such payments shall, at the request of Lessee, unite in a written designation of one person, bank or corporation as Lessor's agent to receive such payments, to the end that Lessee shall not be required to make any payments otherwise than by one check, which check shall be payable to but one payee, such payee to assume the burden and responsibility of making a proper distribution without expense or liability to Lessee among the persons entitled thereto. When such designation is made, said payments may be made by mailing such check to the payee at the address designated. Until such designation is made, such checks may be made payable and may be mailed to Lessor at the address set forth on the signature page with respect to each Lessor's interest. Notwithstanding the death of the Lessor, or his successor in interest, the payment or tender of rentals in the manner provided above

shall be binding upon the heirs, devisees, executors and administrators of such person. A waiver by Lessee of the provisions of this paragraph in the making of any payment or payments shall not be deemed a waiver thereof with respect to subsequent payments.

3. Any notice to be given by either party to the other hereunder may be delivered in person or by registered or certified mail, postage prepaid, addressed to the party for whom intended as follows: to Lessor as shown on the signature page, to Lessee as shown on the signature page. Either party may from time to time, by written notice to the other, designate a different address which shall be substituted for the one above specified. If any notice from one party to the other is given by registered or certified mail, usual time for transmission of mail shall be computed and at the end of such time service of notice will be considered made.

4. In the event of the abandonment of any well during the Primary Term hereof and prior to the discovery of oil or gas or another of said Substances upon the Leased Land in quantities deemed paying by Lessee, Lessee shall within 6 months thereafter commence drilling operations for a new well for oil and gas on the Leased Land and thereafter diligently prosecute the same as above provided and, in the event of the abandonment thereof, continue the drilling of wells in like manner and within like intervals until oil or gas or another of said Substances is discovered on the Leased Land in quantities deemed paying by Lessee; provided, however, that prior to the discovery of oil or gas or another of said Substances on the Leased Land in quantities deemed paying by Lessee, Lessee, during the remainder of the Primary Term, may defer the commencement of further drilling operations (except offset wells) during any period for which rentals have theretofore been paid or until 6 months after the abandonment of the last preceding well, whichever is later, and so long thereafter as Lessee commences or resumes the payment of rentals on an annual basis in the manner and at the rate above provided but in no event shall the commencement of drilling operations be deferred beyond the expiration of the Primary Term by the payment of such rentals.

5. If oil is found in quantities deemed paying by Lessee in any well drilled by Lessee on the Leased Land, Lessee will continue to drill wells for oil with at least one string of tools, working with reasonable diligence, allowing not more than 6 months between the completion or abandonment of one and the commencement of operations for the next, until the Leased Land has been fully drilled. After the Leased Land has been fully drilled, Lessee may at any time drill further wells if it shall so elect, but it shall not be required to do so. In the event gas, or gas condensate in quantities deemed paying by Lessee is discovered in any well drilled by Lessee on the Leased Land, then, if and so long as oil in quantities deemed paying by Lessee has not been discovered in any such well, the Leased Land shall be considered as gas land and not as oil land until at some later date oil in quantities deemed paying by Lessee is discovered. While the Leased Land is considered as gas land, drilling for oil shall not be required, except to comply with the provisions of this Lease relative to offset wells. Lessee shall, however, drill further wells for gas if there is an available market for gas at the well and if and to the extent that such drilling is requisite for the proper development of said land for gas; but it shall not be required to drill more

wells than are necessary to supply such part of the market demand for gas from the field as may fairly and reasonably be apportioned to the Leased Land and shall not be required to drill more wells after the Leased Land has been fully drilled. The Leased Land shall be deemed to have been "fully drilled" within the meaning hereof whenever Lessee shall have satisfied or caused to be satisfied the following well requirements: If there shall have been drilled on this lease a number of wells equal to the number of acres then subject to this lease divided by 40 for oil or 160 for gas or gas condensate, plus one additional well for any remaining major fraction. When the foregoing drilling conditions have been satisfied, such drilling shall in any event constitute the total number of wells required to be drilled under this Lease, even though two or more oil producing horizons may be found within the Leased Land; except that Lessee shall remain subject to the offset drilling requirements of paragraph 6 of this Lease. The deepening of a well from one producing horizon to a deeper producing horizon shall constitute the operating of a string of tools.

6. If, before the Leased Land has been fully drilled, a well producing oil (hereinafter called "outside well") is drilled upon adjacent land not owned by Lessor within 330 feet or producing gas within 1,320 feet (hereinafter called "offset distance") from a boundary of the Leased Land, and such production is in paying quantities, Lessee shall offset such outside well by the commencement of drilling operations at a suitable offset location on the Leased Land within 6 months after it has ascertained that the production of oil or gas from such outside well is in paying quantities, except that (a) if a well is being drilled on the Leased Land, said time shall be extended until 6 months after the completion or abandonment of the well so being drilled, or (b) if there already exists or is being drilled on the Leased Land a well at a suitable offset location, it shall take the place of the required offset well. A suitable offset location within the meaning hereof shall be one which is within the offset distance from the boundary and not more than twice the offset distance from a line drawn from the outside well to the nearest point in said boundary and extended through the Leased Land. Offset wells shall be counted in determining when the Leased Land has been fully drilled. "Paying Quantities" as used in this paragraph shall be considered production that will be sufficient to assure Lessee a reasonable profit over and above the cost of drilling, completing and producing such offset well and including royalties, taxes and other charges in respect thereto. In the event Lessee determines that an offset well cannot be profitably drilled, it shall notify Lessor in writing and make available and surrender to Lessor, if Lessor so requests, a drillsite for the drilling of a well to the zone from which the outside well is being produced and thereupon Lessee shall be relieved of its obligations hereunder with regard thereto.

7. Except as herein otherwise provided, Lessee shall drill each well and operate each completed well in accordance with good oil field practice so long as such well shall produce oil or gas in quantities deemed paying by Lessee or with any conservation or curtailment program which may be imposed by law, or by any appropriate governmental agency. After the completion of the first oil well, drilling or producing operations hereunder (except of offset wells when wells offset or to be offset are being operated) may be suspended at any time during or after the Primary Term hereof while the price offered generally to producers in the same vicinity for oil of the quality produced from the Leased

Land is $7.00 or less per barrel at the well, or when there is no available market for such oil at the well above said price, and in either case for a period of 90 days after the reason for suspension ceases to exist. Gas wells need not be operated at any time during or after the Primary Term hereof when there is no market for gas at the well at a price and under conditions which Lessee believes to be for the best interests of both parties hereto. If drilling or producing operations are suspended during the existence of unprofitable or uneconomical conditions as above provided, this Lease shall nevertheless remain in full force and effect as though oil and gas were being produced from said lands in quantities deemed paying by Lessee and this lease shall not terminate or be forfeited and no damages shall arise by reason of such suspension, subject to the shut-in royalty provisions of Paragraph 38; provided no such suspension shall last beyond a continuous period of three (3) years. Lessee shall comply with all state, federal and local laws and with the rules, regulations and orders of any federal, state or governmental agency having jurisdiction in the premises with respect to the spacing, drilling or producing of wells, or other operations for oil or gas, and if there be any conflict between the same and the provisions of this Lease, such laws, rules, regulations and orders shall modify or supersede, as the case may be, the relevant provisions of this lease.

8. The term "royalty share" wherever used herein shall mean the fraction one-fifth (1/5th).

9. Lessee shall pay Lessor as royalty on oil the value of the royalty share of all oil produced and removed from the Leased Land (after making the customary adjustments for temperature, water, b.s., and the actual cost of treating said royalty oil for pipeline acceptance), at the posted available market price at the well for oil of like gravity and quality on the day the oil is so removed, or, if Lessee is unable to sell oil at a price equal to said posted price then royalty settlement shall be made on the basis of the price received by Lessee, or if Lessee sells said oil at a price higher than said posted price then royalty settlement shall be made on the basis of such higher price. Lessee may deduct from any royalty payment to Lessor a reasonable charge for the cost of any diluent used in connection with production and for dehydration, cleaning and treating of such oil and a reasonable charge for transportation to the treating plant. Nothing herein contained shall be construed as obligating Lessee to treat oil. No royalty shall be due Lessor for or on account of oil used by Lessee in operations on the Leased Land or lost through evaporation, leakage, fire or other casualty prior to the removal of the same.

10. Lessee shall pay Lessor as royalty on natural gas the royalty share of a value which shall be the sum of the following:

(a) The net proceeds received by Lessee from the sale of gas produced from wells on the Leased Land (whether such gas be sold by Lessee in its natural state or as residual dry gas after extracting gasoline and other content therefrom). Gas treated at a gasoline extraction plant not owned or operated by Lessee and for which Lessee receives a royalty from the operator of such plant shall be deemed sold in its natural state for an amount equal to the market value of the royalty

received by Lessee. Except as otherwise provided herein, gas used or consumed by Lessee in operations other than under this lease shall be deemed sold for the market value thereof. The value of gas and products extracted therefrom, used or consumed in the operation of a gasoline extraction plant (to the extent that it is so used for processing gas from the Leased Land), or in operations on the Leased Land, or in repressuring any oil bearing formation from which a well or wells on the Leased Land is producing, shall not be included. The reasonable cost of processing, treating, compressing, handling and transporting gas in connection with the sale thereof shall be deducted in determining net proceeds of sale.

(b) The market value at the extraction plant of all gasoline and other liquid hydrocarbons extracted and saved from natural gas from the Leased Land as a result of processing such gas at a plant owned or operated by Lessee, less the cost of such processing, which cost for the purposes hereof will be deemed to be sixty percent (60%) of said last mentioned market value.

(c) The market value, at the plant where extracted, of all gasoline and other liquid hydrocarbons received by Lessee as a result of the processing of natural gas from the Leased Land at a plant not owned or operated by Lessee (if such processing is not on a royalty basis) less the cost to Lessee of such processing.

Nothing herein contained shall obligate Lessee to treat or process natural gas nor shall Lessee be obligated to save, sell or otherwise dispose of natural gas or residual dry gas, as the case may be, unless there is a market therefor at the well or processing plant at a price and under conditions which Lessee believes to be for the best interests of both parties hereto, or to pay royalty on any gas which is neither sold nor used.

11. Lessee shall pay Lessor as royalty the market value at the well, in the condition as produced, of the royalty share of any substances covered by this Lease, other than oil and gas and the products thereof, which Lessee may elect to produce and save or market or utilize from the Leased Land.

12. Settlement shall be made by Lessee on or before the last day of each calendar month for all royalties which accrued during the preceding month and Lessee shall furnish Lessor monthly statements showing the computation of royalties.

13. The rentals and royalties provided for in this lease are based on the whole of the oil and gas rights in the land described above. If Lessor owns less than the whole of the oil and gas rights in said land, the rentals and royalties accruing hereunder shall be proportionately reduced. If any claim is asserted or any action or proceeding instituted by Lessor, or by any third party claiming title to the Leased Land or any part thereof or any interest therein or in any production therefrom, adverse to Lessor or in hostility to rights claimed in good faith by Lessee under this lease, then during the pendency of such controversy and until 90 days after final determination thereof, Lessee may defer or

discontinue all operations on the Leased Land or, if it operates wells, it may deposit royalties accruing hereunder in respect to the production therefrom in any bank in the State of California to abide the final determination of such controversy.

14. Lessee shall pay all taxes levied upon or assessed against its improvements, fixtures and personal property on the Leased Land, including Lessee's oil stored thereon. Taxes levied upon or assessed against the minerals and mineral rights subject to this lease (or, if same shall not be separately assessed, such part of the taxes on the Leased Lands as are due to the discovery of oil, gas or any of the above-mentioned other substances on the Leased Land or lands adjacent thereto) shall be paid as follows: The royalty share thereof by all of the persons entitled to share in the royalty hereunder, according to their several interests in said royalty and the remainder thereof by Lessee. Any severance tax or other tax, assessment, or license now or hereafter levied or imposed, measured by the quantity or value of oil, natural gasoline, gas or said other Substances produced from the Leased Land, or any thereof, shall be borne by the parties in the same ratio as taxes on minerals and mineral rights: Lessee shall not be liable for any special assessment for local improvements or benefits.

15. Lessee, at its own cost and expense, shall pay for all labor performed and materials furnished in the operations of Lessee hereunder and Lessor shall not be chargeable with, or liable for, any part thereof. Lessee shall protect the Leased Land from liens of every character arising from its operations. Lessor may post and keep posted on the Leased Land notices to protect the same from liens.

16. Lessee, at its option, may pay and discharge any delinquent taxes, debts secured by mortgages or deeds of trust, or other liens or encumbrances existing, levied or assessed on or against the mineral rights in the Leased Land, and in the event it exercises such option, it shall be subrogated to the rights of any holder or holders thereof and may, in addition to those other remedies, withhold payment or delivery to Lessor of any royalty or rentals accruing hereunder and apply the same on account of such payments made by it.

17. Upon written request of Lessor, Lessee shall lay all pipelines which it constructs through cultivated portions of the Leased Land below plow depth and upon similar request shall fence all sump holes and other excavations to safeguard livestock.

18. If Lessor is the owner of the surface of the Leased Land, Lessee shall pay the amount of all damages to livestock, crops, fruit or nut trees, timber, fences, ditches, building and other improvements caused by Lessee's operations on the Leased Land, which payments shall be made to Lessor or Lessor's tenant, whichever shall sustain such damage. All disputes as to the amount thereof shall be determined by arbitration. If Lessor is not the owner of such surface, Lessee will hold Lessor harmless from all claims and demands arising out of Lessee's operations hereunder which may be asserted by the owner of the surface or by any tenant of such owner.

19. Lessee shall not drill any well on said Leased Land within 100 feet of any dwelling house now on the Leased Land without written consent of the owner of such dwelling house.

20. Lessor, at all reasonable times, may inspect the Leased Land and the work done and in progress thereon, and the production therefrom. Lessor may also examine the books kept by Lessee in relation to the amount and character of the production from the Leased Land and disposition thereof. Lessee, on written request of Lessor therefor, shall furnish to Lessor copies of logs of all wells drilled by Lessee on the Leased Land. Lessor shall treat such log information as confidential for a period of two (2) years or, without the aid of Lessor, until such information becomes public knowledge, whichever occurs first.

21. Lessee shall have the right at any time to remove from the Leased Land any machinery, rigs, piping, casing and other property and improvements belonging to or furnished by Lessee, including that installed in wells or otherwise affixed to the land; provided that, in the event of the termination of this Lease in its entirety, such removal shall be completed within 4 months thereafter and, in the event of the termination of this lease as to a portion of the Leased Land, all such property not needed by Lessee for its operations on land retained under this Lease shall be removed from the land as to which this Lease is terminated within 4 months after such partial termination and the remainder shall be removed within 4 months after the termination of the Lease in its entirety. Lessee, after termination of this lease, shall fill all sump holes and other excavations made by it on the Leased Land and in other respects restore the Leased Land as nearly to its original condition as is reasonably practical, but Lessee shall not be obligated to restore anything for which it may theretofore have made payment by way of damages.

22. Notwithstanding anything herein contained to the contrary, Lessee at its option, may at any time quitclaim and surrender all of the Leased Land, in which event this Lease shall be at an end and Lessee shall be released and discharged from all obligations thereunder save and except the obligation to pay royalties theretofore accrued and any obligation hereby imposed for the removal of equipment and the restoration of the Leased Land. Lessee, at its option, may at any time, or from time to time, quitclaim and surrender any part of the Leased Land not desired by it, and in such event the amount of any rental provided for in this Lease shall thereafter accrue only on the basis of the land not so quitclaimed, and the number of wells to be drilled shall be determined by the acreage retained. Lands so quitclaimed shall remain subject to the easements and rights of way herein provided for so long as operations are being carried on by Lessee on the retained part of the Leased Land and Lessor agrees that there shall not be drilled on the quitclaimed land any oil or gas well which is within 330 of any well retained by Lessee or being drilled by it.

23. Lessee may at any time with respect to a designated part or all of the Leased Land, (a) surrender its right to produce oil or (b) surrender its right to produce gas. A surrender of the right to produce oil shall include a surrender of the right to produce the gas

which will necessarily be produced therewith. A surrender of oil rights in all the Leased Land will relieve Lessee of further obligation to drill oil wells. A surrender of oil rights in only a part of the Leased Land will reduce the number of required oil wells to a number determined by the acreage as to which oil rights are retained by Lessee. A surrender of oil rights shall have no effect on obligations to drill for gas and a surrender of gas rights shall have no effect on obligations to drill for oil.

24. Performance of covenants and conditions imposed upon Lessee hereunder shall be excused while, and to the extent that, Lessee is hindered in or prevented from complying therewith, in whole or in part, by war, riots, strikes, lockouts, action of the elements, accidents, inability to obtain materials in the open market or to obtain transportation therefor, laws, rules and regulations of any federal, state, municipal or other governmental agency or any other cause beyond the control of the Lessee, whether similar or dissimilar to those herein specifically enumerated and without regard to whether such cause exists at the date hereof or hereafter arises.

25. In the case of default by Lessee with respect to any condition or covenant hereof and continuance of such default for 90 days after written notice from Lessor to Lessee to perform such condition or covenant, then at the option of Lessor this lease shall forthwith cease and terminate except that if any oil well has theretofore been drilled or is then being drilled and Lessee is not in default in connection therewith, this lease shall nevertheless continue in effect as to an area to be selected by Lessee not exceeding 40 acres for each such oil well, and if any gas well has theretofore been drilled or is being drilled and Lessee is not in default in connection therewith, this lease shall remain in effect for the production of gas and for development for gas (but not oil or gas associated with oil) as to an area to be selected by Lessee not exceeding 160 acres for each such gas well. Lessee shall not, however, be deemed to be in default while work is in progress in good faith which when completed will constitute compliance with such condition or covenant. The right to terminate this lease as to the land in respect to which Lessee is in default and the right to re-enter and take possession of said Leased Land shall be the sole and exclusive remedy of Lessor for such breach and default except as to accrued royalty obligations herein specified and the obligation of Lessee to restore the Leased Land as in paragraph 21 provided. A termination of this lease as to a part only of the Leased Land or as to a part only of Lessee's rights shall not affect such rights of way and easements as may be necessary in Lessee's operation on the part of the Leased Land as to which no such termination shall have occurred.

26. Should Lessor hereafter acquire any additional right, title or interest in or to the Leased Land, it shall be subject to the provisions hereof to the same extent as if owned by Lessor at the date hereof.

27. Subject to the provisions of Paragraph 42 hereof, if the estate of either party hereto is assigned or conveyed, the rights and obligations created hereby and the covenants hereof shall extend to and be binding upon such party's assigns or transferee, but no change of ownership in the land or in the rentals or royalties shall be recognized by

Lessee until Lessee has been furnished with satisfactory written notice of such transfer or assignment, together with a certified copy of the instruments of transfer or assignment.

28. Subject to the provisions of Paragraphs 42 and 52 hereof, if this lease shall be assigned as to a particular part or parts of the Leased Land, such division of the leasehold estate shall constitute and create separate and distinct holdings under the lease of and according to the several portions of the Leased Land as thus divided and the holder or owner of each such portion of the Leased Land shall be required to comply with and perform Lessee's obligations under this lease for, and only to the extent of, his portion of the Leased Land, provided that nothing herein shall be construed to enlarge or multiply the drilling or rental obligations, and provided further that the commencement of the drilling operations and the prosecution thereof, as provided in paragraph 1, 4 and 5 hereof, either by the Lessee or any assignee hereunder shall protect the lease as a whole.

29. "Drilling Operations" as used in this Lease is defined to mean actual drilling on the ground, and that all such work be prosecuted diligently. If drilling operations are in progress at the end of the Primary Term hereof, drilling operations shall be deemed to continue so long as the Lessee shall diligently continue to drill allowing not more than 6 months to elapse between the completion or abandonment of one well and the commencement of the next succeeding well.

30. In the event that Lessee drills a water well on the Leased Land for the production of water for its operations on the Leased Land, Lessee agrees that if said well is no longer desired by Lessee or upon the termination of this Lease it will remove the pump, tubing and power plant from said water well and will cap the surface casing and otherwise leave same in such condition as may be required by any law or regulation, but otherwise will leave said well in such condition that Lessor may subsequently equip the well for the production of water for Lessor's own use. Upon Lessee's removal of the aforementioned equipment, thereafter all liabilities associated with said water well, environmental and otherwise, including but not limited to abandonment thereof, shall be assumed and borne by Lessor.

31. If at the termination of the Primary Term hereof, oil or gas or another of said substances is still being produced by Lessee, and if thereafter such production shall cease, then and as often as such event shall occur, the term of this lease shall continue for sixty (60) days from the date of last production, and if during that time Lessee resumes operations for the drilling of a well or the restoration of production the term shall continue during the prosecution of such operations, and, if production results therefrom, as long as production continues.

32. On the expiration or sooner termination of this Lease Lessee shall quietly and peacefully surrender possession to Lessor and file for record a quitclaim deed, in the County Recorder's office of said County and State.

33. If more than one person is named as Lessor herein and one or more of them

fails to execute this lease, it shall, nevertheless (if accepted by Lessee) become effective as a lease from each such Lessor as may have executed the same.

34. This lease may be executed in any number of counterparts and all such counterparts shall be deemed to constitute a single lease and the execution of one counterpart by any Lessor shall have the same force and effect as if he had signed all the other counterparts.

35. This lease and all its terms, conditions and stipulations shall extend to and be binding upon all the heirs, successors and assigns of said Lessor and Lessee.

36. See Rider to Oil and Gas Lease attached hereto for additional terms and conditions. *Paragraph 5.a. herein below

IN WITNESS WHEREOF, the parties hereto have caused this lease to be executed the day and year first above written.

5.a. Notwithstanding anything to the contrary contained in this lease, the following shall apply when wells with horizontal completions (as hereinafter defined) are included in the oil and/or gas development of the Leased Land:

5.a.1. If oil is found in paying quantities in any well drilled by Lessee on the Leased Land, Lessee will continue to drill wells for oil with one string of tools, working with reasonable diligence, allowing not more than 6 months between the completion of one well and the commencement of operations for the next, until the Leased Land has been fully drilled. The Leased Land shall be deemed to have been "fully drilled" within the meaning hereof when there shall have been drilled thereon a number of wells equal to the following. Each vertical well shall be assigned a number of acres according to paragraph 5, or in the case of a horizontal well, the length of the horizontal drilled component. For the purposes of this Lease, a horizontal completion means any well in which the horizontal component of the well is drilled laterally at least seventy (70) degrees from vertical, and the horizontal component penetrates at least one-hundred (100) feet into and through the formation to be produced.

5.a.2. If Lessee drills one or more wells with a horizontal component, then each such well shall be assigned a number of acres [the shape of the assigned acreage (square or rectangular) to be determined by Lessee], according to the total length of the horizontal component in any such well. Each well drilled for oil having a total horizontally drilled component of less than 500 feet shall be assigned 40 acres; each well drilled for oil having a total horizontally drilled component equal to or more than 500 feet but less than 1,500 feet shall be assigned 80 acres; each well drilled for oil having a total horizontally drilled component equal to or more than 1,500 feet shall be assigned 160 acres. If gas is discovered on the Leased Land, each horizontal well drilled for gas or gas condensate thereon with a horizontal component in excess of 500 feet shall be assigned 320 acres.

SIGNATURE AND DIVISION ORDER PAGE

All statements of production and royalty and all payments to be made by Lessee to Lessor hereunder shall be sent to the persons or entities hereinafter set forth, respectively, at the addresses indicated and each such person shall be entitled to receive that portion of the total rentals and royalty payable hereunder set forth after the name of such person or entity:

LESSEE

Trio Petroleum, Inc., a California corporation

by /s/ Charles C. Horace

by____________________________

LESSOR

Bradley Minerals, Inc.

By /s/ James Cartan PRES

by____________________________

Percentage of Interest
100%

Address:
100 Bush St. #800
San Francisco, CA 94104

Tax I.D. # 94-2864534

RIDER TO OIL AND GAS LEASE

37. Notwithstanding anything to the contrary in Paragraph 5 of this Lease, in the event oil or gas is discovered in paying quantities on said land, the well spacing density thereon shall, subject to the provisions for time between wells and one string of tools set forth in said Paragraph 5, be at least equivalent to the densest well spacing prevailing on any other lands with wells producing from the same or a pressure connected reservoir, unless contrary to law or valid governmental regulations.

38. In the event Lessee for any reason and at any time (i) suspends the production of gas from any well drilled hereunder, which well is capable of producing gas in paying quantities, or (ii) fails to operate such well for gas but only to the extent this Lease otherwise expressly permits, then for any calendar month or major portion thereof, during which such production is suspended or such well is not so operated, Lessee, without the right of offset with respect to future royalty payments due on actual production except in the accrual month, shall pay to Lessor as shut-in gas royalty the sum of $5.00 per net mineral acre for so much of said land as may then be held under this lease at the end of such month (the "accrual month"); provided, however, no shut-in royalty shall be due hereunder with respect to the first well completed hereunder for the production of gas for the initial six (6) months after completion in the event such well is shut in during such period. Payment of any shut-in royalties so accrued shall be made on or before the 10th day of the calendar month succeeding the accrual month.

39. (a) Lessee, upon written request, agrees to promptly furnish to Lessor a copy of certain noninterpretative data relative to Lessee's operations hereunder, which shall include any and all California Division of Oil and Gas Form 110 reports, purchasers' reports with respect to any and all production, logs, surveys, histories and core and drilling records all with respect to each well drilled on said land or on lands pooled therewith..

(b) Lessee agrees to furnish authorized representatives of Lessor with access to the drill floor of any such well or wells at all times and from time to time at Lessor's sole risk. To this end, Lessee agrees to give Lessor or Lessor's agent reasonably advance written or telephone notice of the spud date for each such well. Lessee, if then requested by Lessor, agrees to deliver to Lessor or Lessor's agent at the drill site a copy of any and all well logs as such logs are taken and made available to Lessee, at Lessor's expense.

(c) Lessor shall treat such log information as confidential for a period of two (2) years or, without the aid of Lessor, until such information becomes public knowledge, whichever occurs first.

40. If this Lease is otherwise in force and effect six (6) years from the date hereof, then Lessee shall, within forty-five (45) days after the expiration of said six (6) year period, automatically and without demand or notice from Lessor, surrender all of Lessee's rights hereunder as to, but only as to, all depths 100 feet below the stratigraphic equivalent of the greatest depth penetrated by any well theretofore drilled by Lessee on said land (all such depths and horizons included therein being collectively referred to herein as the "deeper zones"); provided, however, in lieu of such surrender, Lessee may elect to retain its right under this Lease in and to the deeper zones only if the following conditions are met:

(a) Lessee, within said forty-five (45) day period, shall give Lessor written notice of Lessee's intention to retain such rights in and to the deeper zones, and thereafter keep one string of tools in continuous operation on said land, commencing on or before the expiration of said forty-five (45) day period and allowing not more than one hundred eighty (180) days to elapse between the completion of one well and the commencement of operations for the drilling of the next succeeding well, until production of oil or gas in paying quantities is discovered in the deeper zones, in which latter event, Lessee shall not be obligated to surrender its rights in the deeper zones as aforesaid; provided further, the provisions of this paragraph shall not be deemed, urged or construed to limit Lessee's rights under Paragraph 23 hereof.

(b) All lands and zones surrendered shall remain subject to the easements hereinafter provided for. Except as herein provided, full right to any zone so surrendered shall revest in Lessor free and clear of all claims of Lessee; provided, however, Lessor shall not drill any well on or in said land within 330 feet of any producing or drilling well retained by Lessee; and provided further, Lessor shall not produce oil, gas or any of the aforesaid other Substances from any zones which have not been surrendered by Lessee. In the event Lessor shall drill any well on said land, Lessor shall bear and pay before delinquency all taxes, assessments against said land which relate to or are based upon such drilling and/or production by or on behalf of Lessor; and if any such taxes are not separately assessed, the share of such taxes to be borne by Lessor pursuant to this Paragraph shall be that proportion thereof which the value of such Substances so produced by or on behalf of Lessor bears to the value of all Substances produced from said land.

(c) For purposes of this Paragraph 40, the phrase "paying quantities" shall mean and refer to quantities of production of oil, gas or any of the aforesaid other Substances sufficient to pay operating costs plus a reasonable profit, but exclusive of any cost of drilling or completing a well.

(d) The provisions of Paragraph 22 of this Lease shall have no application to this Paragraph 40.

41. Notwithstanding any provision elsewhere herein to the contrary, in the event oil or gas is discovered in paying quantities on said land, then so long as Lessee shall claim any rights under this lease, and regardless of actual production, the minimum amount of royalty payable to Lessor by Lessee for each calendar month of the term hereof,

commencing twelve (12) months after the date of completion of the initial well drilled hereunder and which is capable of producing oil or gas in paying quantities, shall be the sum of $5.00 per net mineral acre for so much of said land as may then be held under this lease at the end of such month (the "accrual month"). Payment of any such minimum royalty so accrued shall be made on or before the tenth day of the calendar month succeeding the accrual month. Lessee shall not be entitled to offset future royalty payments due on actual production against any such minimum royalty payments; provided, however, any shut-in royalty payments accruing in the accrual month or royalty payments due on actual production in the accrual month may be so offset. The provisions of this Paragraph 41 are subject to Paragraph 44 hereof.

42. Neither this lease, nor any working interest therein or any rights created hereby shall at any time be assigned, transferred, sublet or otherwise transferred by the Lessee, voluntarily or involuntarily without the written consent of Lessor first had and obtained which shall not be unreasonably withheld. Lessor's consent to any such assignment or transfer shall not constitute nor shall it dispense with the necessity of a new and separate consent by Lessor to any further or subsequent assignment or transfer. Any such permitted transferee shall thereupon become bound to Lessor and shall agree in writing to pay, do, keep, and perform all of the terms, covenants and conditions of this lease, including this Rider, to be paid, done, kept and/or performed by Lessee. Any assignment, transfer sublease or other conveyance in violation of the foregoing provisions shall be null and void. No such assignment or transfer shall in any event release the assigning or transferring party from its obligations hereunder in whole or in part.

43. Lessee shall not use the subsurface of said land for storage of substances produced from said land or any other lands; provided, that nothing herein shall limit Lessee's right, but only to the extent this Lease expressly permits, to inject or reinject any substance or substances into producing formations within said land in connection with primary pressure maintenance and/or secondary recovery operations.

44. So long as Lessee claims any rights hereunder, the rents and/or royalties payable hereunder in any calendar year to Lessor shall be not less than Lessor's share of mineral rights taxes payable by or charged to Lessor in such year.

45. This lease is intended to cover all oil, gas and/or other liquid hydrocarbons and associated Substances which may be produced through oil or gas wells drilled by Lessee on said land, and no other mineral substances of any kind or nature.

46. It is understood and agreed that Lessee shall comply with all applicable laws, ordinances, rule and regulations of any governmental body having jurisdiction to act, and that all of Lessee's operations hereunder shall be conducted with reasonable diligence and in accordance with good oil and gas field practice, including, without limiting the generality of the foregoing, the completion for production or abandonment of all wells drilled hereunder.

47. All of the rights of Lessee hereunder, in or under said land, are subject to all

agricultural leases, easements, restrictions, reservations, liens and other defects of record or apparent on the ground. Lessor makes no warranties, either express or implied, as to title or possession or quiet enjoyment or any other warranties whatsoever.

48. Notwithstanding anything to the contrary in Paragraph 22 and 25 of the Lease, no quitclaim by Lessee pursuant to such Paragraphs or either of them, shall in any manner release Lessee from any accrued obligations, whether monetary or otherwise, including without limitation, royalty payments, removal of equipment and restoration of land.

49. For purposes of Paragraph 4. and 5. hereof, "abandonment" of a well shall include the cessation of drilling operations for a continuous period of thirty (30) days.

50. For purposes of Paragraph 5. and the "fully drilled" requirement thereof, a well shall not be counted unless such well has been completed as an oil or gas well and has produced either oil or gas in paying quantities (as defined in Paragraph 40(c) hereof) for a continuous period of at least ninety (90) days.

51. The duration of any excused delay in the performance of Lessee's obligations under Paragraph 24 hereof shall not exceed any continuous period of three (3) years.

52. In no event shall the division and severance provisions under Paragraph 28 as a result of a partial assignment consented to by Lessor diminish the drilling and development obligations under this Lease as a whole.

The foregoing provisions consisting of Paragraphs 37 to 52 are attached to and made a party of that certain Oil and Gas Lease dated OCT 26 2004 by and between Bradley Minerals, Inc. as Lessor and Trio Petroleum, Inc., as Lessee. In the event of any inconsistencies between this rider, Paragraphs numbered 37 through 52, and the provisions numbered 1 through 35 of this lease, the former shall control.

END OF RIDER

EXHIBIT "A"

Attached to and made a part of that certain Oil, Gas and Mineral Lease between Bradley Minerals, Inc. and Trio Petroleum Inc. dated October 26, 2004

<u>Township 24 South, Range 10 East, M.D.B.&M.</u>

Section 2: South ½ of the Southeast ¼, Northwest ¼ of the Southeast ¼, Southwest ¼ of the Northeast ¼ of the Southeast ¼, East ½ of the Northeast ¼ of the Southwest ¼, Northeast ¼ of the Southeast ¼ of the Southwest ¼.